EXHIBIT 99.1

SPRIZA PARTNERS WITH WILLIE NELSON, MANDALAY BAY, HOUSE OF BLUES, LAS VEGAS AND LIVE NATION

SPRIZA, INC. Win to see Willie Nelson Live at The House of Blues Las Vegas at Mandalay Bay Resort, January 9, 2015.

EL SEGUNDO, CA – (MarketWired – December 22, 2014) - Spriza, Inc. (OTCQB: SPRZ)  is please to announce that it has entered into agreement with Willie Nelson, Mandalay Bay Resort, House of Blues Las Vegas, and Live Nation, to run a contest to win tickets to see Willie Nelson at The House of Blues, Las Vegas, and stay at Mandalay Bay.

The contest will launch on December 22, 2014, and run for 15 days. Entrants enter to win an entry prize of a Acoustic Fender Guitar from AXE Music (www.axemusic.com). They then need to invite at least two people to be eligible to win tickets to see Willie Nelson on January 9, 2015 and a two night stay at Mandalay Bay.

Lee Borschowa, Spriza’s International Business Development Executive, stated, “We are very excited to work with these brands to help promote Willie Nelson in Las Vegas, It is another validation of the Spriza contest platform.”

House of Blues Las Vegas’s Show Marketer, Lola Rose, went on to state, “ We are excited to have Spriza.com do a contest for this show. It will be interesting to see what their platform can do in this industry, we look forward to the results.”

About Spriza, Inc:

Spriza, Inc. is an emerging growth public company and has its shares quoted on the OTCQB under the symbol "SPRZ".

Spriza's intellectual property is a fully developed, commercially operational incentive marketing system that builds brand awareness and generates qualified targeted leads for any size of business through a patent-pending online contest marketing solution "SPRIZA™". SPRIZA™ is modular, scalable, and fully customizable. It taps into the power of shared interests and personal relationships within targeted markets producing traceable and quantifiable results at every stage of the contest.

SPRIZA™ provides deep, real-time analytics and reporting, through a robust tool that measures marketing and advertising budgets for real time return on investment analysis and demographic profiling. SPRIZA™ leverages social strategies based on business objectives enabling branders to measure results of marketing efforts. The result is a network of subscribers that participate in contest promotions centered and shared around their personal interests. SPRIZA™ produces quantifiable and verifiable participant data results, which can be used for ongoing marketing purposes with targeted demographics. SPRIZA™ data results assess how many consumers responded, whom they shared the campaign with, the level of engagement, how many other campaign participants were influenced and sales value generated.

SPRIZA™ is designed to work with most Social Media engines including Facebook, Twitter and Pinterest and offers full mobile capability to engage popular mobile applications including iPhone, Android, Blackberry and Windows mobile operating systems.

Website: http://www.spriza.com
Become a SPRIZA Facebook Fan at https://www.facebook.com/sprizacontests
Follow SPRIZA on Twitter at https://twitter.com/sprizacontests

Forward-Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, achieving an objective of an annualized sales run rate of one million cases next year. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company's annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For more information visit:
See Corporate Website here: www.spriza.com
Enter one of Spriza’s Contests here: www.spriza.com
Become a SPRIZA Facebook Fan at http://www.facebook.com/sprizacontests
Follow SPRIZA on Twitter at https://twitter.com/sprizacontests

For more information, contact:

Media Relations
Christian Darbyshire
tinepublic@shaw.ca
416-419-9953

SOURCE Spriza, Inc.